Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Goodman Global, Inc. 2006 Incentive Award Plan and the 2004 Stock Option Plan of our report dated March 9, 2006, with respect to the consolidated financial statements of Goodman Global, Inc. included in its Registration Statement on Form S-1 (333-131597) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

April 7, 2006